UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
This Form 8-K is being filed by The Goodyear Tire & Rubber Company (the “Company”) to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 18, 2009 (the “2008 Form 10-K”), to reflect our adoption, effective January 1, 2009, of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” and FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51.”
APB 14-1 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate. In July 2004, we issued $350 million in aggregate principal amount of 4% convertible senior notes due 2034, and subsequently exchanged $346 million in aggregate principal amount of those notes for common stock and a cash payment in December 2007. The remaining $4 million of notes were converted into common stock in May 2008. The adoption of APB 14-1 resulted in a $62 million reclassification in our consolidated statements of shareholders’ equity by decreasing retained earnings and increasing capital surplus at December 31, 2008 and 2007. Goodyear income from continuing operations and net income were reduced by $19 million and $18 million in 2007 and 2006, respectively. Prior period information presented in the Exhibits to this Form 8-K has been restated, where required.
SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests (i.e., minority interests) in a subsidiary, including changes in a parent’s ownership interest in a subsidiary, and requires, among other things, that noncontrolling interests in subsidiaries be classified as shareholders’ equity. Prior period information presented in the Exhibits to this Form 8-K has been reclassified, where required.
The following Items of the 2008 Form 10-K are being adjusted retrospectively to reflect the adoption of the accounting pronouncements described above (which Items as adjusted are attached as Exhibits hereto and hereby incorporated by reference herein):
Item 6 — Selected Financial Data
Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8 — Financial Statements and Supplementary Data
Item 15 — The following Financial Statement Schedules and Exhibits:
Schedule I — Condensed Financial Information of Registrant
Schedule II — Valuation and Qualifying Accounts
Exhibit 12.1 — Computation of Ratio of Earnings to Fixed Charges
No Items of the 2008 Form 10-K other than those identified above are being revised by this filing. Information in the 2008 Form 10-K is generally stated as of December 31, 2008 and this filing does not reflect any subsequent information or events other than the adoption of the accounting pronouncements described above. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2008 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and such Quarterly Report on Form 10-Q and other filings. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2008 Form 10-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bates White, LLC

99.1	Item 6, Form 10-K — Selected Financial Data

99.2	Item 7, Form 10-K — Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8, Form 10-K — Financial Statements and Supplementary Data

99.4	Item 15, Form 10-K — Schedule I — Condensed Financial Information of Registrant

99.5	Item 15, Form 10-K — Schedule II — Valuation and Qualifying Accounts

99.6	Item 15, Form 10-K — Exhibit 12.1 — Computation of Ratio of Earnings to Fixed Charges

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: May 5, 2009	By	/s/ Darren R. Wells

Darren R. Wells Executive Vice President and Chief Financial Officer